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                                                                Exhibit 23(d)

                 CONSENT OF McDONALD & COMPANY SECURITIES, INC.

     We consent to the inclusion in the Prospectus/Proxy Statement of Oak Hill Financial Inc. and Unity Savings Bank of the use of our opinion and to the summarization of our opinion in the Proxy Statement/Prospectus under the caption "Opinion of Unity's Financial Advisor." Further, we consent to all references to our firm in such Proxy Statement/Prospectus.


                                        /s/ McDONALD & COMPANY SECURITIES, INC.
                                        ---------------------------------------
                                            McDONALD & COMPANY SECURITIES, INC.


Cleveland, Ohio
July 23, 1997